Exhibit 17

Guarantors and Issuers of Guaranteed Securities

Each of the following securities issued by Anheuser-Busch InBev Worldwide Inc., a wholly owned subsidiary of Anheuser-Busch InBev SA/NV, is fully and unconditionally guaranteed by Anheuser-Busch InBev SA/NV and jointly and severally guaranteed by Anheuser-Busch InBev Finance Inc., Anheuser-Busch Companies, LLC, Brandbrew S.A., Brandbev S.à r.l. and Cobrew NV, each wholly owned subsidiaries of Anheuser-Busch InBev SA/NV, on a full and unconditional basis:

6.375% Notes due 2040

8.200% Notes due 2039

3.750% Notes due 2042

4.950% Notes due 2042

6.625% Notes due 2033

5.875% Notes due 2035

4.439% Notes due 2048

4.375% Notes due 2038

4.600% Notes due 2048

4.750% Notes due 2058

4.750% Notes due 2029

4.900% Notes due 2031

5.450% Notes due 2039

5.550% Notes due 2049

5.800% Notes due 2059

3.500% Notes due 2030

4.350% Notes due 2040

4.500% Notes due 2050

4.600% Notes due 2060

5.000% Notes due 2034

Each of the following securities issued by Anheuser-Busch InBev Finance Inc., a wholly owned subsidiary of Anheuser-Busch InBev SA/NV, is fully and unconditionally guaranteed by Anheuser-Busch InBev SA/NV and jointly and severally guaranteed by Anheuser-Busch InBev Worldwide Inc., Anheuser-Busch Companies, LLC, Brandbrew S.A., Brandbev S.à r.l. and Cobrew NV, each wholly owned subsidiaries of Anheuser-Busch InBev SA/NV, on a full and unconditional basis:

4.000% Notes due 2043

4.625% Notes due 2044

4.700% Notes due 2036 (issued January 2016)

4.900% Notes due 2046 (issued January 2016)

Each of the following securities co-issued by Anheuser-Busch InBev Worldwide Inc. and Anheuser-Busch Companies, LLC, each wholly owned subsidiaries of Anheuser-Busch InBev SA/NV, is fully and unconditionally guaranteed by Anheuser-Busch InBev SA/NV and jointly and severally guaranteed by Anheuser-Busch InBev Finance Inc., Brandbrew S.A., Brandbev S.à r.l. and Cobrew NV, each wholly owned subsidiaries of Anheuser-Busch InBev SA/NV, on a full and unconditional basis:

4.700% Notes due 2036 (issued May 2019)

4.900% Notes due 2046 (issued May 2019)